MSCI Inc. Reports Second Quarter 2011 Financial Results

New York – August 4, 2011 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the second quarter and six months ended June 30, 2011. For comparative purposes, selected pro forma results are also presented, as if MSCI had acquired RiskMetrics Group, Inc. (“RiskMetrics”) on December 1, 2009. In December 2010, MSCI changed its fiscal year end from November 30 to December 31, effective with the calendar year reporting cycle beginning January 1, 2011.

(Note: Percentage changes are referenced to the comparable fiscal period in fiscal year 2010, unless otherwise noted.)

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Operating revenues increased 80.9% to $226.5 million in second quarter 2011 and 82.2% to $449.8 million for six months 2011. Compared to pro forma 2010, second quarter 2011 revenues grew by 12.0% and six months 2011 revenues rose 12.3%.

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Net income increased 89.7% to $45.7 million in second quarter 2011 and 53.5% to $79.2 million for first six months 2011. Pro forma net income increased 48.2% to $45.7 million in second quarter 2011 and 33.4% to $79.2 million for first six months 2011.

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Adjusted EBITDA (defined below) grew by 73.0% to $107.0 million in second quarter 2011 and 74.6% to $211.5 million in six months 2011. Compared to pro forma 2010, second quarter 2011 Adjusted EBITDA grew by 25.1% and six months 2011 Adjusted EBITDA grew by 24.4%. The Adjusted EBITDA margin was 47.2% in second quarter 2011 and 47.0% for six months 2011.

•	Diluted EPS for second quarter 2011 rose 68.2% to $0.37 and 33.3% to $0.64 for six months 2011.

•	Second quarter 2011 Adjusted EPS (defined below) rose 34.3% to $0.47 and 36.4% to $0.90 for six months 2011.

Henry A. Fernandez, Chairman and CEO, said, “MSCI continued to perform well in second quarter 2011. Compared to pro forma second quarter 2010, MSCI reported 12% growth in revenues and 25% growth in Adjusted EBITDA.

“Our run rate grew 3% sequentially and by 17% compared to pro forma second quarter of 2011. Our index and ESG and our risk management analytics businesses continued to drive our growth and we recorded double digit annual run rate growth in both product lines,” added Mr. Fernandez.

 Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Six Months Ended		Change from
	June 30,	May 31,	May 31,	June 30,	May 31,	May 31,
In thousands, except per share data	2011	2010	2010	2011	2010	2010
Operating revenues	$226,483	$125,170	80.9%	$449,781	$246,850	82.2%
Operating expenses	143,792	78,473	83.2%	291,661	152,896	90.8%
Net income	45,660	24,067	89.7%	79,181	51,585	53.5%
% Margin	20.2%	19.2%		17.6%	20.9%
Diluted EPS	$0.37	$0.22	68.2%	$0.64	$0.48	33.3%

Adjusted EPS1	$0.47	$0.35	34.3%	0.90	0.66	36.4%

Adjusted EBITDA2	$106,995	$61,834	73.0%	$211,469	$121,083	74.6%
% Margin	47.2%	49.4%		47.0%	49.1%
1 Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment expenses.  See Table 17  titled "Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”
2 Net Income before interest income, interest expense, other expense (income), provision for income taxes, depreciation, amortization, non-recurring stock-based compensation, restructuring costs, and third party transaction expenses associated with the acquisition of RiskMetrics.  See Table 15  titled "Reconciliation of Adjusted EBITDA to Net Income" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

Summary of Results for Second Quarter 2011 compared to Second Quarter 2010

Operating Revenues – See Table 4

Total operating revenues for the three months ended June 30, 2011 (second quarter 2011) increased $101.3 million, or 80.9%, to $226.5 million compared to $125.2 million for the three months ended May 31, 2010 (second quarter 2010). The biggest driver of revenue growth was the acquisition of RiskMetrics, which closed on June 1, 2010 and contributed revenues of $80.3 million in second quarter 2011. Total subscription revenues rose $86.9 million, or 91.2%, to $182.3 million while asset-based fees increased $10.6 million, or 41.3%, to $36.3 million. Non-recurring revenues increased $3.8 million to $7.9 million.

Excluding the impact of the acquisitions of RiskMetrics and Measurisk LLC (“Measurisk”, an acquisition completed on July 30, 2010), total operating revenues grew by $17.0 million, or 13.6%, to $142.2 million. Subscription revenues grew $9.2 million, or 9.6%, to $104.5 million in second quarter 2011. Non-recurring revenues declined $1.9 million to $2.3 million.

By segment, Performance and Risk revenues rose $70.3 million, or 56.2%, to $195.5 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment were $31.0 million.

Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset-based fee products and environmental, social and governance (“ESG”) products. Revenues related to index and ESG products increased $22.6 million, or 28.3%, to $102.6 million. Index and ESG subscription revenue grew by $12.0 million, or 22.2%, to $66.3 million, with $5.1 million of that coming from the addition of ESG products resulting from the acquisition of RiskMetrics. Also included in the index and ESG revenues were $2.0 million of non-recurring revenues, which fell $2.0 million from second quarter 2010.

Revenues attributable to equity index asset-based fees rose $10.6 million, or 41.3%, to $36.3 million. The increase in asset-based fees was driven primarily by an increase in assets under management in exchange traded funds (“ETFs”) linked to MSCI indices.

The quarterly average value of assets in ETFs linked to MSCI equity indices increased 41.4% to $356.8 billion for second quarter 2011 compared to $252.3 billion for the three months ended May 31, 2010. As of June 30, 2011, the value of assets in ETFs linked to MSCI equity indices was $360.5 billion, representing an increase of 51.4% from $238.1 billion as of May 31, 2010 and $10.4 billion, or 3.0%, from $350.1 billion as of March 31, 2010. We estimate that the $10.4 billion sequential increase in second quarter 2011 was attributable to $3.8 billion of net asset depreciation and cash inflows of $14.2 billion.

The three MSCI indices with the largest amount of ETF assets linked to them as of June 30, 2011 were the MSCI Emerging Markets, EAFE (an index of stocks in developed markets outside North America) and US Broad Market indices. The assets linked to these indices were $106.2 billion, $46.7 billion, and $20.1 billion, respectively, at the end of the quarter.

Risk management analytics: Our risk management analytics products offer a consistent risk and performance assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies, performance attribution, and asset valuation models. Revenues related to risk management analytics increased $49.7 million, or 447.5%, to $60.8 million. The acquisitions of RiskMetrics and Measurisk added $47.4 million, or 427.0%, to growth in the second quarter. Excluding the impact of the acquisitions, risk management analytics revenues grew by $2.3 million, or 20.5%.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased by $1.1 million, or 3.5%, to $29.2 million.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications that help users value and model physical assets and derivatives across a number of market segments that include energy and commodity assets. Revenues from energy and commodity analytics products declined by $0.9 million, or 23.9%, to $2.9 million. The decrease is driven in part by the timing of new and recurring sales.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation, all of which were acquired as part of our acquisition of RiskMetrics. Governance revenues were $31.0 million in second quarter 2011, including $4.2 million of non-recurring revenues.

Operating Expenses – See Table 6

Total operating expense increased $65.3 million, or 83.2%, to $143.8 million in second quarter 2011 compared to second quarter 2010. The increase is due mainly to the acquisition of RiskMetrics.

Compensation costs: Total compensation costs rose $40.4 million, or 90.2%, to $85.2 million in second quarter 2011. Excluding non-recurring stock-based compensation expense, total compensation costs rose $39.8 million, or 93.1%, to $82.5 million.

Non-recurring stock-based compensation expense rose $0.6 million, or 31.0% to $2.7 million, primarily as a result of the addition of the performance awards in the fiscal third quarter of 2010. Non-recurring stock-based compensation expenses for second quarter 2011 consisted of $0.7 million related to the founders grants awarded to certain employees at the time of MSCI’s initial public offering (“IPO”) and $2.0 million related to the performance awards granted to certain employees in connection with the acquisition of RiskMetrics. The aggregate value of the performance awards is being amortized through the end of 2012 and the aggregate value of the founders grant is being amortized through November 2011.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization, transaction costs associated with the acquisition of RiskMetrics and restructuring costs rose $16.4 million, or 79.5%, to $37.0 million in second quarter 2011. The acquisition of RiskMetrics was the biggest driver behind the increase.

Cost of services: Total cost of services expenses rose by $38.4 million, or 126.0%, to $68.8 million. Within costs of services, compensation expenses increased by $26.9 million, or 120.2%, and non-

compensation expenses increased by $11.5 million, or 141.9%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Selling, general and administrative expense (SG&A): Total SG&A expense rose $13.1 million, or 32.7%, to $53.3 million. Within SG&A, compensation expenses increased by $13.5 million, or 60.4%, and non-compensation expenses excluding transaction costs increased by $4.9 million, or 39.1%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Amortization of intangibles: Amortization of intangibles expense totaled $16.4 million compared to $4.3 million in second quarter 2010. The $12.1 million increase is associated intangible assets acquired in connection with the acquisitions of RiskMetrics and Measurisk.

Other Expense (Income), Net

Other expense (income), net for second quarter 2011 was $13.1 million, an increase of $4.3 million from second quarter 2010. An increase in interest expense resulted from the increased levels of indebtedness incurred in connection with the acquisition of RiskMetrics. In second quarter 2010, MSCI incurred $6.3 million of debt repayment expenses resulting from its decision to repay $297 million of its then-outstanding term loans.

Provision for Income Taxes

The provision for income tax expense was $24.0 million for second quarter 2011, an increase of $10.1 million, or 72.7%, compared to $13.9 million for the same period in 2010, driven primarily by higher income resulting from the acquisition of RiskMetrics. The effective tax rate was 34.4% for second quarter 2011. The effective tax rate benefited from several discrete items that lowered the rate. The effective tax rate for second quarter 2010 was 36.6%.

Net Income and Earnings per Share – See Table 17

Net income increased $21.6 million, or 89.7%, to $45.7 million for second quarter 2011. The net income margin increased to 20.2% versus 19.2% in second quarter 2010. Diluted EPS increased 68.2% to $0.37.

Adjusted net income, which excludes $12.5 million of after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses, rose $20.6 million, or 54.7%, to $58.2 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses totaling $0.10, rose 34.3% to $0.47.

See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 15

Adjusted EBITDA, which excludes, among other things, the impact of non-recurring stock-based compensation and restructuring costs, was $107.0 million, an increase of $45.2 million, or 73.0%, from second quarter 2010. Adjusted EBITDA margin declined to 47.2% from 49.4% as a result of the dilutive impact of the acquisition of the lower margin RiskMetrics business.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $37.7 million, or 61.0%, to $99.5 million from second quarter 2010. Adjusted EBITDA margin for this segment rose to 50.9% from 49.4% from second quarter 2010. Adjusted EBITDA for the Governance segment was $7.4 million and the Adjusted EBITDA margin was 24.0%.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Six Months Ended June 30, 2011 compared to Six Months Ended May 31, 2010

Operating Revenues – See Table 5

Total operating revenues for the six months ended June 30, 2011 (six months 2011) increased $202.9 million, or 82.2%, to $449.8 million compared to $246.9 million for the six months ended May 31, 2010 (six months 2010). The acquisitions of RiskMetrics and Measurisk added revenues of $165.4 million in six months 2011. Total subscription revenue rose $169.4 million, or 89.3%, to $359.0 million, while asset-based fees rose $19.3 million, or 38.1%, to $69.9 million. Total non-recurring revenues increased $14.3 million, or 215.1%, to $20.9 million.

Excluding the impact of the acquisitions, total operating revenues grew by $37.5 million, or 15.2%, to $284.3 million. Subscription revenues grew by $17.0 million, or 9.0%, and asset-based fee revenues grew by $18.4 million, or 36.4%, to $69.1 million. Non-recurring revenues grew by $2.1 million, or 31.0%, from six months 2010. Excluding the impact of the acquisitions, index and ESG products and risk management analytics revenues grew 24.0% and 21.8%, respectively, in six months 2011. Portfolio management analytics revenues declined 5.3%. Energy and other commodity analytics revenues fell 15.5%, as a result of seasonal differences and a decline in non-recurring sales.

By segment, Performance and Risk revenues rose $140.7 million, or 57.0%, to $387.6 million for six months 2011. Governance revenues were $62.2 million.

Operating Expenses – See Table 7

Total operating expenses increased $138.8 million, or 90.8%, to $291.7 million in six months 2011 compared to six months 2010. Operating expenses in the six months 2011 included restructuring costs of $4.5 million and, in six months 2010, transaction expenses of $7.5 million. Excluding these expenses, total operating expenses would have risen by $141.8 million, or 97.5%. The increase reflects increases of $79.3 million, or 132.7%, in cost of services, $34.6 million, or 49.4%, in SG&A expense and $3.3 million, or 47.9% in depreciation and amortization expense.

Other Expense (Income), Net

Other expense (income), net for six months 2011 was $35.1 million, an increase of $23.0 million from six months 2010. The increase was driven by increased indebtedness resulting from our acquisition of RiskMetrics. Other expense (income), net includes debt repayment expenses of $6.4 million in six months 2011 and $6.3 million in six months 2010.

Provision for Income Taxes

The provision for income tax expense was $43.8 million for six months 2011, an increase of $13.6 million, or 45.0%, compared to $30.2 million for six months 2010. Our effective tax rate for six months 2011 was 35.6% compared to 36.9% for six months 2010.

Net Income and Earnings per Share – See Table 17

Net income increased $27.6 million, or 53.5%, to $79.2 million and the net income margin decreased to 17.6% from 20.9%. Diluted EPS rose by 33.3% to $0.64 from $0.48.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $31.9 million, rose $40.0 million, or 56.3%, to $111.0 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $0.26, rose 36.4% to $0.90 in six months 2011.

See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 15

Adjusted EBITDA was $211.5 million, an increase of $90.4 million, or 74.6%, from six months 2010. Adjusted EBITDA margin fell to 47.0% from 49.1%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $73.4 million, or 60.6%, to $194.5 million from six months 2010. Adjusted EBITDA margin rose to 50.2% from 49.1% in six months 2010. Adjusted EBITDA for the Governance segment was $17.0 million and the Adjusted EBITDA Margin was 27.3%.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Second Quarter 2011 compared to Pro Forma Second Quarter 2010

Operating Revenues – See Table 9

Compared to pro forma second quarter 2010, total operating revenues increased $24.3 million, or 12.0%, to $226.5 million. Subscription revenues rose by $16.6 million, or 10.0%, to $182.3 million. Asset-based fees increased $10.6 million, or 41.3%, to $36.3 million. Non-recurring revenues declined $2.9 million to $7.9 million. By segment, Performance and Risk revenues rose $25.6 million, or 15.0%, to $195.5 million. Governance revenues declined $1.3 million, or 4.0%, to $31.0 million.

Index and ESG products: Compared to pro forma second quarter 2010, total index and ESG revenues rose $18.1 million, or 21.4%, to $102.6 million. Index and ESG subscription revenues rose by $7.5 million, or 12.7%, to $66.3 million from $58.8 million. The strong growth was driven by higher revenues from MSCI’s core benchmark indices and higher usage fees offset by a decline of $2.4 million of non-recurring revenues to $2.0 million. Revenues from asset-based fees increased $10.6 million, or 41.3%, to

$36.3 million, compared to pro forma second quarter 2010, driven by higher levels of assets under management in ETFs linked to MSCI indices.

Risk management analytics: Compared to pro forma second quarter 2010, risk management analytics revenues rose $9.5 million, or 18.5%, to $60.8 million, driven by growth in revenues from both BarraOne and RiskManager products. The acquisition of Measurisk contributed $4.0 million.

Governance: Compared to pro forma second quarter 2010, governance revenues declined $1.3 million, or 4.0%, to $31.0 million. Non-recurring governance revenues were $4.2 million in second quarter 2011 versus $5.8 million in the pro forma second quarter 2010.

The acquisition of RiskMetrics did not impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics and comparisons for these products are not presented. Comparisons to second quarter 2010 revenues are discussed in the Summary of Results for Second Quarter 2011 compared to Second Quarter 2010 above.

Operating Expenses – See Table 10

Compared to pro forma second quarter 2010, total operating expenses excluding restructuring costs rose $3.1 million to $143.8 million.

Compensation costs: Compared to pro forma second quarter 2010, compensation costs excluding non-recurring stock-based compensation expense rose $0.9 million, or 1.1%, to $82.5 million. Second quarter 2010 compensation costs includes $1.9 million of employer payroll taxes related to stock options exercised by RiskMetrics employees subsequent to the announced merger with MSCI. Second quarter 2011 non-recurring stock-based compensation expense rose by $0.6 million, or 31.0%, to $2.7 million.

Non-compensation costs excluding depreciation and amortization: Compared to pro forma second quarter 2010, total non-compensation costs excluding depreciation and amortization and restructuring costs increased $1.9 million, or 5.3%, to $37.0 million, led by an increase in professional fees partially offset by declines in tax and license fees, occupancy expenses and information technology costs.

Cost of services: Compared to pro forma second quarter 2010, total cost of services rose $0.4 million, or 0.6%, to $68.8 million. Compensation expenses excluding non-recurring stock-based compensation expense fell $2.0 million, or 3.9%, to $48.1 million. Non-compensation expenses rose by $2.0 million, or 11.3%, to $19.6 million, driven by seasonally higher costs of temporary contractors.

Selling, general and administrative expense (SG&A): Compared to pro forma second quarter 2010, total SG&A expense rose $3.0 million, or 6.0%, to $53.3 million. Within SG&A, compensation expenses excluding non-recurring stock-based compensation rose $2.9 million, or 9.3%, to $34.4 million. Non-compensation expenses fell $0.1 million, or 0.7%, to $17.4 million. The decrease in non-compensation expenses was driven by lower information technology expenses and lower taxes and license fees.

Net Income and Adjusted EBITDA – See Table 16

Compared to pro forma second quarter 2010, net income increased $14.8 million, or 48.2%, to $45.7 million from $30.8 million.

Compared to pro forma second quarter 2010, Adjusted EBITDA increased $21.5 million, or 25.1%, to $107.0 million and the margin expanded to 47.2% from 42.3%. Performance and Risk segment Adjusted EBITDA grew by $22.1 million, or 28.5%, to $99.5 million and the margin increased to 50.9% from 45.6%. Governance Adjusted EBITDA fell by $0.6 million, or 7.7%, to $7.4 million and the margin decreased to 24.0% from 25.0%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Six Months Ended June 30, 2011 compared to Pro Forma Six Months Ended May 31, 2010

Operating Revenues – See Table 9

Total operating revenues for the pro forma six months 2011 compared to pro forma six months 2010 rose $49.4 million, or 12.3%, to $449.8 million. Subscription revenue rose $28.2 million, or 8.5%, to $359.0 million, driven by growth in index and ESG subscriptions and risk management analytics, which more than offset declines from portfolio management analytics and governance. Asset-based fees rose $19.3 million, or 38.1%, to $69.9 million. Non-recurring revenues increased by $2.0 million, or 10.3%, to $20.9 million, as higher risk management analytics and index and ESG products revenues offset a declines in non-recurring governance revenues. The acquisition of Measurisk contributed $7.1 million, or 1.8%, to growth for six months 2011.

The acquisition of RiskMetrics did not impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics and comparisons for these products are not presented. Comparisons to six months 2010 revenues are discussed in the Summary of Results for six months 2011 compared to six months 2010 above.

By segment, Performance and Risk revenues rose $51.8 million, or 15.4%, to $387.6 million. Governance revenues declined $2.4 million, or 3.7%, to $62.2 million.

Operating Expenses – See Table 10

Compared to pro forma six months 2010, total operating expense for pro forma six months 2011 increased $13.7 million, or 4.9%, to $291.7 million.

Total compensation expense excluding non-recurring stock-based compensation increased $8.2 million, or 5.1%, to $168.4 million. Non-compensation costs excluding depreciation and amortization and restructuring costs fell $0.2 million, or 0.3%, to $69.9 million.

Compared to pro forma six months 2010, total cost of services for pro forma six months 2011 rose $5.0 million, or 3.7%, to $139.1 million. The growth was driven by an increase of $0.9 million, or 1.0%, in compensation excluding non-recurring stock-based compensation expense and a $3.2 million, or 9.3%, increase in non-compensation expenses.

Total SG&A increased $4.4 million, or 4.3%, to $104.7 million in pro forma six months 2011. The increase was driven by growth of $7.2 million, or 11.7%, in compensation excluding non-recurring stock-based compensation partially offset by a decrease of $3.4 million, or 9.6%, in non-compensation expenses.

Net Income and Adjusted EBITDA – See Table 16

Compared to pro forma six months 2010, net income increased $19.8 million, or 33.4%, to $79.2 million from $59.3 million.

Compared to pro forma six months 2010, pro forma six months 2011 Adjusted EBITDA increased $41.4 million, or 24.4%, to $211.5 million and the margin expanded to 47.0% from 42.5%. By segment, Performance and Risk Adjusted EBITDA rose $41.1 million, or 26.8%, to $194.5 million. The margin expanded to 50.2% from 45.7%. Governance Adjusted EBITDA increased $0.3 million, or 1.8%, to $17.0 million and the margin rose to 27.3% from 25.8%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.'s senior management review second quarter 2011 results on Thursday, August 4, 2011 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through August 10, 2011. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-855-859-2056 (passcode: 84048648) within the United States. International callers dial 1-404-537-3406 (passcode: 84048648).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include more than 145,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; MSCI environmental, social and governance research; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

 For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.212.804.5273

For media inquiries please contact:

Kenny Suarez | Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Kristy Fitzpatrick, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and filed with the Securities and Exchange Commission (SEC) on January 31, 2011, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction costs related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, third party transaction costs related to the acquisition of RiskMetrics, restructuring costs, and the accelerated interest expense resulting from the termination of an interest rate swap and the accelerated amortization of deferred financing and debt discount costs (debt repayment expenses), as well as for any related tax effects.

We believe that adjustments related to transaction costs and debt repayment expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time non-recurring stock-based compensation expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	May 31,	March 31,	June 30,	May 31,
In thousands, except per share data	2011	2010	2011	2011	2010
Operating revenues	$226,483	$125,170	$223,298	$449,781	$246,850

Operating expenses
Cost of services	68,840	30,463	70,218	139,058	59,754
Selling, general and administrative	53,321	40,177	51,418	104,739	77,638
Restructuring costs	40	-	4,431	4,471	-
Amortization of intangible assets	16,423	4,277	16,692	33,115	8,555
Depreciation and amortization of property,
equipment, and leasehold improvements	5,168	3,556	5,110	10,278	6,949
Total operating expenses	$143,792	$78,473	$147,869	$291,661	$152,896

Operating income	82,691	46,697	75,429	158,120	93,954
Operating Margin	36.5%	37.3%	33.8%	35.2%	38.1%

Interest income	(186)	(343)	(143)	(329)	(751)
Interest expense	12,852	8,991	16,587	29,439	13,427
Other expense (income)	383	98	5,641	6,024	(510)
Other expense, net	$13,049	$8,746	$22,085	$35,134	$12,166

Income before income taxes	69,642	37,951	53,344	122,986	81,788

Provision for income taxes	23,982	13,884	19,823	43,805	30,203

Net income	$45,660	$24,067	$33,521	$79,181	$51,585
Net Income Margin	20.2%	19.2%	15.0%	17.6%	20.9%

Earnings per basic common share	$0.38	$0.23	$0.28	$0.65	$0.48
Earnings per diluted common share	$0.37	$0.22	$0.27	$0.64	$0.48

Weighted average shares outstanding used
in computing earnings per share
Basic	120,592	105,345	120,282	120,438	105,290
Diluted	122,235	106,003	122,013	122,125	105,923

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

	As of
	June 30,	November 30,
In thousands	2011	2010
Cash and cash equivalents	$175,895	$226,575
Short-term investments	111,167	73,891
Trade receivables, net of allowances	177,189	147,662

Deferred revenue	$296,793	$271,300
Current maturities of long-term debt	10,331	54,916
Long-term debt, net of current maturities	1,106,700	1,207,881

Table 4: Second Quarter 2011 Operating Revenues by Product Category and Revenue Type

	Three Months Ended			% Change from
	June 30,	May 31,	March 31,	May 31,	March 31,
In thousands	2011	2010	2011	2010	2011
Index and ESG products
Subscriptions	$66,275	$54,250	$62,159	22.2%	6.6%
Asset-based fees	36,287	25,674	37,869	41.3%	(4.2%)
Index and ESG products total	102,562	79,924	100,028	28.3%	2.5%
Risk management analytics	60,806	11,105	58,866	447.5%	3.3%
Portfolio management analytics	29,193	30,266	29,284	(3.5%)	(0.3%)
Energy and commodity analytics	2,949	3,875	3,870	(23.9%)	(23.8%)
Total Performance and Risk revenues	$195,510	$125,170	$192,048	56.2%	1.8%

Total Governance revenues	30,973	-	31,250	n/m	(0.9%)
Total operating revenues	$226,483	$125,170	$223,298	80.9%	1.4%

Subscriptions	$182,251	$95,317	$176,724	91.2%	3.1%
Asset-based fees	36,287	25,674	33,607	41.3%	8.0%
Non-recurring revenues	7,945	4,179	12,967	90.1%	(38.7%)
Total operating revenues	$226,483	$125,170	$223,298	80.9%	1.4%

Table 5: Six Months 2011 Operating Revenues by Product Category and Revenue Type

	Six Months Ended		% Change from
	June 30,	May 31,	May 31,
In thousands	2011	2010	2010
Index and ESG products
Subscriptions	$128,434	$104,474	22.9%
Asset-based fees	74,156	50,620	46.5%
Index and ESG products total	202,590	155,094	30.6%
Risk management analytics	119,672	21,964	444.9%
Portfolio management analytics	58,477	61,725	(5.3%)
Energy and commodity analytics	6,819	8,067	(15.5%)
Total Performance and Risk revenues	$387,558	$246,850	57.0%

Total Governance revenues	62,223	-	n/m
Total operating revenues	$449,781	$246,850	82.2%

Subscriptions	$358,976	$189,593	89.3%
Asset-based fees	69,894	50,620	38.1%
Non-recurring revenues	20,911	6,637	215.1%
Total operating revenues	$449,781	$246,850	82.2%

Table 6: Additional Second Quarter 2011 Operating Expense Detail

	Three Months Ended			% Change from
	June 30,	May 31,	March 31,	May 31,	March 31,
In thousands	2011	2010	2011	2010	2011
Cost of services
Compensation	$48,118	$21,639	$51,082	122.4%	(5.8%)
Non-Recurring Stock Based Comp	1,108	715	1,130	54.8%	(2.0%)
Total Compensation	$49,226	$22,354	$52,212	120.2%	(5.7%)
Non-Compensation	19,614	8,109	18,006	141.9%	8.9%
Total cost of services	$68,840	$30,463	$70,218	126.0%	(2.0%)
Selling, general and administrative
Compensation	34,370	21,085	34,805	63.0%	(1.2%)
Non-Recurring Stock Based Comp	1,565	1,325	1,683	18.1%	(7.0%)
Total Compensation	$35,935	$22,410	$36,488	60.4%	(1.5%)
Transaction expenses	-	5,264	-	(100.0%)	n/m
Non-compensation excl. transaction expenses	17,386	12,503	14,930	39.1%	16.5%
Total selling, general and administrative	$53,321	$40,177	$51,418	32.7%	3.7%
Restructuring costs	40	-	4,431	n/m	(99.1%)
Amortization of intangible assets	16,423	4,277	16,692	284.0%	(1.6%)
Depreciation and amortization	5,168	3,556	5,110	45.4%	1.1%
Total operating expenses	$143,792	$78,473	$147,869	83.2%	(2.8%)

In thousands
Total non-recurring stock based comp	2,673	$2,040	$2,813	31.0%	(5.0%)
Compensation excluding non-recurring comp	82,488	42,724	85,887	93.1%	(4.0%)
Transaction expenses	-	5,264	-	(100.0%)	n/m
Non-compensation excluding transaction expenses	37,000	20,612	32,936	79.5%	12.3%
Restructuring charges	40	-	4,431	n/m	(99.1%)
Amortization of intangible assets	16,423	4,277	16,692	284.0%	(1.6%)
Depreciation and amortization	5,168	3,556	5,110	45.4%	1.1%

Total operating expenses	$143,792	$78,473	$147,869	83.2%	(2.8%)

Table 7: Additional Six Months 2011 Operating Expense Detail

	Six Months Ended
	June 30,	May 31,
In thousands	2011	2010	$ Change	% Change
Cost of services
Compensation	$99,201	$43,324	55,878	129.0%
Non-Recurring Stock Based Comp	2,238	1,397	841	60.2%
Total Compensation	$101,439	$44,721	56,718	126.8%
Non-compensation	37,619	15,033	22,586	150.2%
Total cost of services	$139,058	$59,754	79,304	132.7%
Selling, general and administrative
Compensation	69,175	42,355	26,820	63.3%
Non-Recurring Stock Based Comp	3,247	2,714	533	19.7%
Total Compensation	$72,422	$45,069	27,354	60.7%
Transaction expenses	-	7,514	(7,514)	n/m
Non-compensation excl. transaction expenses	32,317	25,055	7,262	29.0%
Total selling, general and administrative	$104,739	$77,638	27,101	34.9%
Restructuring costs	4,471	-	4,471	n/m
Amortization of intangible assets	33,115	8,555	24,559	287.1%
Depreciation and amortization	10,278	6,949	3,329	47.9%
Total operating expenses	$291,661	$152,896	138,765	90.8%

In thousands			$ Change	% Change
Total non-recurring stock based comp	$5,485	$4,111	1,374	33.4%
Compensation excluding non-recurring comp	168,376	85,679	82,697	96.5%
Transaction expenses	-	7,514	(7,514)	n/m
Non-compensation excluding transaction expenses	69,936	40,088	29,849	74.5%
Restructuring charges	4,471	-	4,471	n/m
Amortization of intangible assets	33,115	8,555	24,559	287.1%
Depreciation and amortization	10,278	6,949	3,329	47.9%

Total operating expenses	$291,661	$152,896	138,765	90.8%

Table 8: Summary Second Quarter 2011 Segment Information

	Three Months Ended			Six Months Ended		% Change from
	June 30,	May 31,	March 31,	June 30,	May 31,	Second Quarter	Six Months
In thousands	2011	2010	2011	2011	2010	2010	2010
Revenues:
Performance and Risk	$195,510	$125,170	$192,048	$387,558	$246,850	56.2%	57.0%
Governance	30,973	-	31,250	62,223	-	n/m	n/m
Total Operating revenues	$226,483	$125,170	$223,298	$449,781	$246,850	80.9%	82.2%
Operating Income
Performance and Risk	79,855	46,697	72,646	152,501	93,954	71.0%	62.3%
Margin	40.8%	37.3%	37.8%	39.3%	38.1%
Governance	2,836	-	2,783	5,619	-	n/m	n/m
Margin	9.2%		8.9%	9.0%
Total Operating Income	$82,691	$46,697	$75,429	$158,120	$93,954	77.1%	68.3%
Margin	36.5%	37.3%	33.8%	35.2%	38.1%
Adjusted EBITDA
Performance and Risk	99,549	61,834	94,962	194,510	121,083	61.0%	60.6%
Margin	50.9%	49.4%	49.4%	50.2%	49.1%
Governance	7,446	-	9,513	16,959	-	n/m	n/m
Margin	24.0%		30.4%	27.3%
Total Adjusted EBITDA	$106,995	$61,834	$104,475	$211,469	$121,083	73.0%	74.6%
Margin	47.2%	49.4%	46.8%	47.0%	49.1%

 Table 9: Pro Forma Operating Revenues by Product Category and Revenue Type

					% Change from
	Second Quarter		Six Months		Second Quarter	Six Months
In thousands	2011	20101	2011	20102	2010	2010
Index and ESG products
Subscriptions	$66,275	$58,809	$128,434	$113,539	12.7%	13.1%
Asset-based fees	36,287	25,674	74,156	50,620	41.3%	46.5%
Index and ESG products total	102,562	84,483	202,590	164,159	21.4%	23.4%
Risk management analytics	60,806	51,321	119,672	101,770	18.5%	17.6%
Portfolio management analytics	29,193	30,266	58,477	61,725	(3.5%)	(5.3%)
Energy and commodity analytics	2,949	3,875	6,819	8,067	(23.9%)	(15.5%)
Total Performance and Risk revenues	$195,510	$169,945	$387,558	$335,721	15.0%	15.4%

Total Governance revenues	30,973	32,271	62,223	64,647	(4.0%)	(3.7%)

Total operating revenues	$226,483	$202,216	$449,781	$400,368	12.0%	12.3%

Subscriptions	$182,251	$165,662	$358,976	$330,794	10.0%	8.5%
Asset-based fees	36,287	25,674	69,894	50,620	41.3%	38.1%
Non-recurring revenues	7,945	10,880	20,911	18,954	(27.0%)	10.3%
Total operating revenues	$226,483	$202,216	$449,781	$400,368	12.0%	12.3%

1Includes MSCI's results for the second quarter ended May 31, 2010 and RiskMetrics' first quarter ended March 31, 2010
2Includes MSCI's results for the six months ended May 31, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 10: Pro Forma Operating Expense Detail

					% Change from
	Second Quarter		Six Months		Second Quarter	Six Months
In thousands	2011	20101	2011	20102	2010	2010
Cost of services
Compensation	$48,118	$50,095	$99,201	$98,256	(3.9%)	1.0%
Non-Recurring Stock Based Comp	1,108	715	2,238	1,397	54.8%	60.2%
Total Compensation	$49,226	$50,810	$101,439	$99,653	(3.1%)	1.8%
Non-compensation	19,614	17,619	37,619	34,414	11.3%	9.3%
Total cost of services	$68,840	$68,429	$139,058	$134,067	0.6%	3.7%
Selling, general and administrative
Compensation	34,370	31,460	69,175	61,932	9.3%	11.7%
Non-Recurring Stock Based Comp	1,565	1,325	3,247	2,714	18.1%	19.7%
Total Compensation	$35,935	$32,785	$72,422	$64,646	9.6%	12.0%
Transaction expenses	-	-	-	-	-	-
Non-compensation excl. transaction expenses	17,386	17,506	32,317	35,730	(0.7%)	(9.6%)
Total selling, general and administrative	$53,321	$50,291	$104,739	$100,376	6.0%	4.3%
Restructuring costs	40	-	4,471	-	n/m	n/m
Amortization of intangible assets	16,423	16,180	33,115	32,360	1.5%	2.3%
Depreciation and amortization	5,168	5,707	10,278	11,196	(9.4%)	(8.2%)
Total operating expenses	$143,792	$140,607	$291,661	$277,999	2.3%	4.9%

In thousands
Total non-recurring stock based comp	$2,673	$2,040	$5,485	$4,111	31.0%	33.4%
Compensation excluding non-recurring comp	82,488	81,555	168,376	160,188	1.1%	5.1%
Transaction expenses	-	-	-	-	-	-
Non-compensation excluding transaction expenses	37,000	35,125	69,936	70,144	5.3%	(0.3%)
Restructuring charges	40	-	4,471	-	n/m	n/m
Amortization of intangible assets	16,423	16,180	33,115	32,360	1.5%	2.3%
Depreciation and amortization	5,168	5,707	10,278	11,196	(9.4%)	(8.2%)

Total operating expenses	$143,792	$140,607	$291,661	$277,999	2.3%	4.9%

1Includes MSCI's results for the second quarter ended May 31, 2010 and RiskMetrics' first quarter ended March 31, 2010
2Includes MSCI's results for the six months ended May 31, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 11: Pro Forma Summary Segment

					% Change from
	Second Quarter		Six Months		Second Quarter	Six Months
In thousands	2011	20101	2011	20102	2010	2010

Revenues:
Performance and Risk	$195,510	$169,945	$387,558	$335,721	15.0%	15.4%
Governance	30,973	32,271	62,223	64,647	(4.0%)	(3.7%)
Total Operating revenues	$226,483	$202,216	$449,781	$400,368	12.0%	12.3%

Operating Income
Performance and Risk	79,855	58,027	152,501	114,560	37.6%	33.1%
Margin	40.8%	34.1%	39.3%	34.1%
Governance	2,836	3,582	5,619	7,809	(20.8%)	(28.0%)
Margin	9.2%	11.1%	9.0%	12.1%
Total Operating Income	$82,691	$61,609	$158,120	$122,369	34.2%	29.2%
Margin	36.5%	30.5%	35.2%	30.6%

Adjusted EBITDA
Performance and Risk	99,549	77,465	194,510	153,375	28.5%	26.8%
Margin	50.9%	45.6%	50.2%	45.7%
Governance	7,446	8,071	16,959	16,661	(7.7%)	1.8%
Margin	24.0%	25.0%	27.3%	25.8%
Total Adjusted EBITDA	$106,995	$85,536	$211,469	$170,036	25.1%	24.4%
Margin	47.2%	42.3%	47.0%	42.5%

1Includes MSCI's results for the second quarter ended May 31, 2010 and RiskMetrics' first quarter ended March 31, 2009
2Includes MSCI's results for the six months ended May 31, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 12: Key Operating Metrics1

	As of or For the Quarter Ended			% Change from
	June 30,		March 31,	June 30,	March 31,
Dollars in thousands	2011	2010	2011	2010	2011
Run Rates 2
Index and ESG products
Subscriptions	$257,470	$221,174	$247,870	16.4%	3.9%
Asset-based fees	140,144	94,496	134,257	48.3%	4.4%
Index and ESG products total	397,614	315,670	382,127	26.0%	4.1%
Risk management analytics	249,048	200,161	243,853	24.4%	2.1%
Portfolio management analytics	118,452	121,525	116,839	(2.5%)	1.4%
Energy and commodity analytics	15,074	15,344	15,047	(1.8%)	0.2%
Total Performance and Risk Run Rate	$780,188	$652,700	$757,866	19.5%	2.9%

Governance Run Rate	107,755	105,448	105,870	2.2%	1.8%
Total Run Rate	$887,943	$758,148	$863,736	17.1%	2.8%

Subscription total	747,799	663,652	729,479	12.7%	2.5%
Asset-based fees total	140,144	94,496	134,257	48.3%	4.4%
Total Run Rate	$887,943	$758,148	$863,736	17.1%	2.8%

Subscription Run Rate by region
% Americas	52%	52%	52%
% non-Americas	48%	48%	48%

Subscription Run Rate by client type
% Asset Management	57%	57%	56%
% Banking & Trading	16%	16%	17%
% Alternative Invt Mgmt	11%	10%	11%
% Asset Owners & Consultants	9%	9%	9%
% Corporate	2%	2%	2%
% Others	5%	6%	5%

New Recurring Subscription Sales	$30,298	$33,847	$34,612	(10.5%)	(12.5%)
Subscription Cancellations	(14,965)	(18,222)	(14,402)	(17.9%)	3.9%
Net New Recurring Subscription Sales	$15,333	$15,624	$20,210	(1.9%)	(24.1%)
Non-recurring sales	8,415	6,292	13,648	33.7%	(38.3%)

Employees	2,133	2,055	2,049	3.8%	4.1%

% Employees by location
Developed Market Centers	65%	73%	68%
Emerging Market Centers	35%	27%	32%

1 Reflects combined legacy MSCI and RiskMetrics results in June 2010.
2 The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

Table 13: Supplemental Operating Metrics

Recurring Subscription Sales & Subscription Cancellations
	Three Months Ended 2010				Three Months Ended 2011		Six Months Ended
	March	June	September	December	March	June	June 2010	June 2011
New Recurring Subscription Sales	$26,831	$33,847	$35,373	$33,742	$34,612	$30,298	$60,677	$64,910
Subscription Cancellations	(19,379)	(18,222)	(19,654)	(30,174)	(14,402)	(14,965)	(37,601)	(29,367)
Net New Recurring Subscription Sales	$7,452	$15,625	$15,719	$3,568	$20,210	$15,333	$23,077	$35,543

Aggregate & Core Retention Rates
	Three Months Ended 2010				Three Months Ended 2011		Six Months Ended
	March	June	September	December	March	June	June 2010	June 2011
Aggregate Retention Rate 1
Index and ESG products	94.4%	90.2%	92.4%	89.8%	95.0%	92.8%	92.3%	93.9%
Risk management analytics	83.4%	92.0%	87.7%	85.6%	94.2%	92.2%	87.7%	93.0%
Portfolio management analytics	88.9%	84.5%	82.2%	63.1%	88.6%	91.4%	86.7%	90.0%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.7%	76.9%	88.8%	83.7%	82.9%
Total Performance and Risk	88.7%	89.4%	88.3%	82.1%	93.0%	92.2%	89.1%	92.5%
Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	85.2%	87.7%

Total Aggregate Retention Rate	88.1%	88.8%	88.1%	81.8%	91.8%	91.9%	88.4%	91.8%
Core Retention Rate 1
Index and ESG products	95.1%	90.7%	92.6%	90.1%	95.2%	92.8%	92.9%	94.0%
Risk management analytics	85.2%	92.5%	90.0%	85.6%	94.2%	92.7%	88.8%	93.5%
Portfolio management analytics	90.9%	86.7%	86.0%	64.1%	89.9%	93.2%	88.8%	91.5%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.2%	76.9%	88.8%	83.7%	82.9%
Total Performance and Risk	90.1%	90.3%	90.1%	82.4%	93.4%	92.7%	90.2%	93.0%
Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	85.2%	87.7%

Total Core Retention Rate	89.2%	89.5%	89.6%	82.0%	92.1%	92.4%	89.4%	92.2%

1The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter.  The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction.  Aggregate Retention Rates are generally higher during the first three quarters and lower in the fourth quarter. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

Table 14: ETF Assets Linked to MSCI Indices1

	Three Months Ended 2010				Three Months Ended 2011		Six Months Ended
In Billions	March	June	September	December	March	June	June 2010	June 2011
Beginning Period AUM in ETFs linked to MSCI Indices	$243.0	$255.4	$236.8	$290.7	$333.3	$350.1	$243.0	$333.3
Cash Inflow/ Outflow	4.9	11.8	14.9	21.9	6.7	14.2	16.7	20.9
Appreciation/Depreciation	7.5	(30.4)	39.0	20.7	10.1	(3.8)	(22.9)	6.3
Period End AUM in ETFs linked to MSCI Indices	$255.4	$236.8	$290.7	$333.3	$350.1	$360.5	$236.8	$360.5
Period Average AUM in ETFs linked to MSCI Indices	$242.8	$249.6	$263.7	$317.0	$337.6	$356.8	$246.9	$348.1

1Our ETF assets under management calculation methodology is ETF net asset value (NAV) multiplied by shares outstanding.
Source: Bloomberg and MSCI

Table 15: Reconciliation of Adjusted EBITDA to Net Income

		Three Months Ended June 30, 2011			Three Months Ended May 31, 2010
		Performance			Performance
		and Risk	Governance	Total	and Risk	Governance	Total
Net Income				$45,660			$24,067
Plus:	Provision for income taxes			23,982			13,884
Plus:	Other expense (income), net			13,049			8,746
Operating income		$79,855	$2,836	$82,691	$46,697	$-	$46,697
Plus:	Non-recurring stock based comp	2,508	165	2,673	2,040	-	2,040
Plus:	Transaction costs	-	-	-	5,264	-	5,264
Plus:	Depreciation and amortization	4,041	1,127	5,168	3,556	-	3,556
Plus:	Amortization of intangible assets	13,073	3,350	16,423	4,277	-	4,277
Plus:	Restructuring costs	72	(32)	40	-	-	-
Adjusted EBITDA		$99,549	$7,446	$106,995	$61,834	$-	$61,834

		Six Months Ended June 30, 2011			Six Months Ended May 31, 2010
		Performance			Performance
		and Risk	Governance	Total	and Risk	Governance	Total
Net Income				$79,181			$51,585
Plus:	Provision for income taxes			43,805			30,203
Plus:	Other expense (income), net			35,134			12,166
Operating income		$152,501	$5,619	$158,120	$93,954	$-	$93,954
Plus:	Non-recurring stock based comp	5,186	299	5,485	4,111	-	4,111
Plus:	Transaction costs	-	-	-	7,514	-	7,514
Plus:	Depreciation and amortization	8,020	2,258	10,278	6,949	-	6,949
Plus:	Amortization of intangible assets	26,415	6,700	33,115	8,555	-	8,555
Plus: Restructuring costs		2,388	2,083	4,471	-	-	-
Adjusted EBITDA		$194,510	$16,959	$211,469	$121,083	$-	$121,083

Table 16: Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income

		Three Months Ended June 30, 2011			Second Quarter 20101
		Performance			Performance
		and Risk	Governance	Total	and Risk	Governance	Total
Net Income				$45,660			$30,813
Plus:	Provision for income taxes			23,982			12,915
Plus:	Other expense (income), net			13,049			17,881
Operating income		$79,855	$2,836	$82,691	$58,027	$3,582	$61,609
Plus:	Non-recurring stock based comp	2,508	165	2,673	2,040	-	2,040
Plus:	Transaction costs	-	-	-	-	-	-
Plus:	Depreciation and amortization	4,041	1,127	5,168	4,568	1,139	5,707
Plus:	Amortization of intangible assets	13,073	3,350	16,423	12,830	3,350	16,180
Plus: Restructuring costs		72	(32)	40	-	-	-
Adjusted EBITDA		$99,549	$7,446	$106,995	$77,465	$8,071	$85,536

		Six Months Ended June 30, 2011				Six Months 20102
		Performance			Performance
		and Risk	Governance	Total	and Risk	Governance	Total
Net Income				$79,181			$59,347
Plus:	Provision for income taxes			43,805			28,096
Plus:	Other expense (income), net			35,134			34,926
Operating income		$152,501	$5,619	$158,120	$114,560	$7,809	$122,369
Plus:	Non-recurring stock based comp	5,186	299	5,485	4,111	-	4,111
Plus:	Transaction costs	-	-	-	-	-	-
Plus:	Depreciation and amortization	8,020	2,258	10,278	9,044	2,152	11,196
Plus:	Amortization of intangible assets	26,415	6,700	33,115	25,660	6,700	32,360
Plus: Restructuring costs		2,388	2,083	4,471	-	-	-
Adjusted EBITDA		$194,510	$16,959	$211,469	$153,375	$16,661	$170,036

1Includes MSCI's results for the second quarter ended May 31, 2010 and RiskMetrics' first quarter ended March 31, 2010
2Includes MSCI's results for the six months ended May 31, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 17: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended			Six Months Ended
	June 30,	May 31,	March 31,	June 30,	May 31,
	2011	2010	2011	2011	2010
GAAP - Net income	$45,660	$24,067	$33,521	$79,181	$51,585
Plus: Non-recurring stock based comp	2,673	2,040	2,813	5,485	4,111
Plus: Amortization of intangible assets	16,423	4,277	16,692	33,115	8,555
Plus: Transaction costs1	-	5,264	-	-	7,514
Plus: Debt repayment and refinancing expenses2	-	6,280	6,404	6,404	6,280
Plus: Restructuring costs	$40	$-	$4,431	$4,471	$-
Less: Income tax effect3	(6,590)	(4,315)	(11,275)	(17,622)	(6,997)
Adjusted net income	$58,206	$37,613	$52,585	$111,034	$71,048
GAAP - EPS	$0.37	$0.22	$0.27	$0.64	$0.48
Plus: Non-recurring stock based comp	0.02	0.02	0.02	0.04	0.04
Plus: Amortization of intangible assets	0.13	0.04	0.14	0.27	0.08
Plus: Transaction costs1	0.00	0.05	0.00	0.00	0.07
Plus: Debt repayment and refinancing expenses2	0.00	0.06	0.05	0.05	0.06
Plus: Restructuring costs	0.00	0.00	0.04	0.04	0.00
Less: Income tax effect3	(0.05)	(0.04)	(0.09)	(0.14)	(0.07)
Adjusted EPS	$0.47	$0.35	$0.43	$0.90	$0.66

1Third party transaction expenses related to the acquisition of RiskMetrics
2In the first quarter of 2011, MSCI repaid $88.0 million of its outstanding term loan. At the same time, MSCI repriced the remaining $1.125 million loan. As a result, MSCI recorded $6.1 million of underwriting fees in conjunction with the repricing and $0.3 million of accelerated deferred financing expense related to the $88 million repayment. MSCI also incurred $6.3 million of expenses in second quarter 2010 resulting from its decision to repay $297 million of its then outstanding term loans.
3For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment and refinancing expenses, and restructuri costs are assumed to be taxed at the effective tax rate excluding transaction costs. For the second quarter 2011, the rate is 34.4%. For the second quarter 2010, the effective tax rate excluding transaction costs was 36.6%. For the six months 2011, the rate is 35.6% and for six months 2010, the rate was 36.9%.